Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314) 810-3115
Express Scripts Launches Senior Notes Offering to Finance Acquisition
ST. LOUIS, June 4, 2009—Express Scripts, Inc. (Nasdaq: ESRX) announced that it is commencing a public offering of senior notes of a benchmark amount pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The Company plans to use the net proceeds from this offering of senior notes, along with the net proceeds from its previously announced offering of 23,000,000 shares (or 26,450,000 shares if the underwriters exercise their over-allotment option in full) of common stock, to pay a portion of the $4.675 billion purchase price for the previously announced acquisition of WellPoint’s pharmacy benefit management business. The acquisition is expected to close in the late third quarter or fourth quarter of 2009.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. will act as joint bookrunning managers of the debt offering.
     The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and applicable prospectus supplement and other documents the Company has filed or will file with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus relating to the offering if you request it by calling Citigroup Global Markets Inc. at 800-831-9146, Credit Suisse Securities (USA) LLC at 800-221-1037, or J.P. Morgan Securities Inc. at 212-834-4533.
About Express Scripts
     Express Scripts is one of the largest full-service pharmacy benefit management companies in North America, providing healthcare management and administration services to HMOs, health insurers, third-party administrators, employers, union-sponsored benefit plans, workers’ compensation plans and government health programs. The Company assists plan sponsors in addressing access and affordability concerns resulting from rising drug costs while helping to improve health outcomes. The Company’s integrated PBM services include network claims processing, home delivery services, patient care and direct specialty home delivery to patients, benefit design consultation, drug utilization review, formulary management, drug data analysis services, distribution of injectable drugs to patients’ homes and physicians offices, bio-pharma services and other services.
     Express Scripts is headquartered in St. Louis, Missouri. More information can be found on Express Scripts’ website, which includes expanded investor information and resources.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the prospectus relating to the offering under the caption “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q on file with the SEC. A copy of this form can be found at the Investor Relations section of Express Scripts’ website.
     The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.